UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 10, 2017 (March 10, 2017)

ENVISION HEALTHCARE CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-37955	62-1493316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1A Burton Hills Boulevard
Nashville, Tennessee		37215
(Address of Principal Executive Offices)		(Zip Code)

(615) 665-1283
(Registrant’s Telephone Number, Including Area Code)
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.

The information contained in this Current Report on Form 8-K is being furnished by Envision Healthcare Corporation (the “Company”), pursuant to an order of the Court of Chancery of the State of Delaware (the “Delaware Court”), providing notice of certain payments made by the Company to plaintiffs’ counsel in satisfaction of claims related to the Merger (as defined below).

On December 14, 2016, the Delaware Court entered an order, pursuant to a stipulation, dismissing with prejudice as to the named plaintiff only the action entitled Brian Anderson v. William A. Sanger, et al., C.A. No. 12561-CB (the “Delaware Action”), in which certain stockholders of Envision Healthcare Holdings, Inc. (“Envision Holdings”) had asserted claims of breach of fiduciary duty against the former directors of Envision Holdings, and claims of aiding and abetting those breaches of fiduciary duty against Barclays PLC, in connection with the merger of Envision Holdings and AmSurg Corp. (the “Merger”). The claims had been asserted on behalf of a purported class of all stockholders of Envision Holdings excluding the defendants and their relatives, representatives and affiliates (the “Proposed Class”), but the Delaware Court made no ruling on certification of the Proposed Class, and any claims of members of the Proposed Class (other than the named plaintiffs) were dismissed without prejudice by the same order. The Delaware Court retained jurisdiction to determine an anticipated application by plaintiff in the Delaware Action for an award of attorneys’ fees and expenses in connection with claims that plaintiff believed were mooted by disclosures made in a supplemental Form S-4 filed on October 7, 2016 and the definitive joint proxy statement/prospectus filed on October 21, 2016.

On February 7, 2017, plaintiffs in the Delaware Action and in another action entitled Eric Voth, et al. v. Envision Healthcare Holdings, Inc., et al., Civil Action No. 1:16-cv-02213-MEH, filed in the U.S. District Court for the District of Colorado (the “Federal Court”), asserting federal disclosure claims in connection with the Merger, which had also been dismissed with prejudice as to the named plaintiffs only and without prejudice as to all members of the proposed class in that action, agreed with defendants that Envision Healthcare Corporation, as successor to Envision Holdings, would pay a total of $300,000 to plaintiffs’ counsel in both actions in satisfaction of all plaintiffs’ claims for attorneys’ fees and expenses. On March 2, 2017, the Delaware Court entered an order, pursuant to a stipulation, providing that notice of these payments be given through the filing of this Form 8-K. Neither the Delaware Court nor the Federal Court has been asked to review, and neither court will pass judgment on, the agreed payment of plaintiffs’ attorneys’ fees and expenses.

The information furnished pursuant to this report is being furnished and shall not be deemed “filed” under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), nor shall it be incorporated by reference into any filing by the Company under the Securities Act of 1933, as amended, or under the Exchange Act. The furnishing of information pursuant to this Item 7.01 will not be deemed an admission as to the materiality of any information in this report that is required to be disclosed solely by Regulation FD.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Envision Healthcare Corporation

By:	/s/ Claire M. Gulmi
Claire M. Gulmi

Executive Vice President and Chief Financial Officer
(Principal Financial and Duly Authorized Officer)

Date:    March 10, 2017